UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 29, 2006

COMPUTER SOFTWARE INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51758	98-0216911
(Commission File Number)	(IRS Employer Identification No.)

900 East Main Street, Suite T, Easley, South Carolina	29640
(Address of principal executive offices)	(Zip Code)

(864) 855-3900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a) Amendment of Warrants and Registration Rights Agreement.

Amendment, Restatement and Division of Warrants

On December 29, 2006, Computer Software Innovations, Inc. (the “Company”) entered into a Warrant Amendment and Exchange Agreement with Barron Partners LP (“Barron”) of even date which is filed as Exhibit 10.1 (the “Warrant Agreement”). Pursuant to the Warrant Agreement, certain of the Company’s common stock warrants held by Barron were divided, amended and restated. In particular, a portion of such warrants were reduced in price.

On February 10, 2005, the Company and Barron entered into a Preferred Stock Purchase Agreement of even date (the “Preferred Stock Purchase Agreement”), pursuant to which Barron purchased 7,217,736 shares of the Company’s Series A Convertible Preferred Stock (the “Preferred Stock”) and was issued on February 11, 2005 two (2) common stock purchase warrants to purchase certain shares of the common stock, $0.001 par value (the “Common Stock”) of the Company: (i) Common Stock Purchase Warrant “A” for the purchase of 3,608,868 shares of Common Stock at an exercise price per share of $1.3972 (as amended by a First Amendment thereto dated November 7, 2005, “Original Warrant A”); and (ii) Common Stock Purchase Warrant “B” for the purchase of 3,608,868 shares of Common Stock at an exercise price per share of $2.0958 (as amended by a First Amendment thereto dated November 7, 2005, “Original Warrant B,” and along with Original Warrant A hereinafter referred to as the “Original Warrants”). To date, none of such warrants have been exercised. In order to encourage their earlier exercise, the Company agreed to a repricing of a portion of the Original Warrants. Pursuant to the Warrant Agreement, Original Warrant A was amended and divided into two warrants, one for 1,608,868 shares of Common Stock at an exercise of $0.70 per share, and another for 2,000,000 shares of Common Stock at the original exercise price of $1.3972 per share. Original Warrant B was likewise amended and divided into two new warrants, one exercisable for 1,608,868 shares of Common Stock at a price of $0.85 per share and another for 2,000,000 shares of Common Stock at the original exercise price of $2.0958 per share. The divided and amended warrants are filed as Exhibits 10.2, 10.3, 10.4, and 10.5, respectively.

The Company anticipates that any funds received from the exercise of the amended warrants by Barron would be utilized for long term capital needs, including the repayment of bank debt utilized to fund the acquisition of the business operations of McAleer Computer Associates, Inc. (“McAleer”) reported in Item 2.01.

Modification of Registration Rights Agreement

As a part of the agreement to reprice the warrants, the Warrant Agreement extended the effective term of the Registration Rights Agreement between the Company and Barron dated February 10, 2005 (as amended by a First Amendment thereto dated November 7, 2005, the “Registration Rights Agreement”). Prior to such amendment, the Registration Rights Agreement required the Company to maintain an effective registration statement for the shares of Common Stock underlying the warrants and Preferred Stock held by Barron until the earlier of February 11, 2008 or until the shares no longer required registration. Pursuant to the Warrant Agreement, the Company agreed to extend the registration period by one year until February 11, 2009.

In addition, Barron agreed to waive any further liquidated damages under the Registration Rights Agreement. Prior to the amendment, the failure by the Company to maintain the effectiveness and availability of a registration statement, in excess of certain “black-out” and other exception periods, subjected the Company to liquidated damages in the form of 2,472 shares of Series A Convertible Preferred Stock per day. Absent the amendment, liquidated damages would have been payable for a portion of November and all of December 2006. The waiver by Barron runs through February 11, 2007, when the liquidated damages provisions of the Registration Rights Agreement expire.

Fourth Quarter Charge Related to Warrant Amendment

As a result of the amendment of the warrants, the Company anticipates that it will incur a non-cash charge to income for the fourth quarter of 2006 of approximately $400,000. Such charge relates to the change in the market value of the warrants before and after the repricing of a portion of such warrants. This valuation related charge is based on the Black-Scholes valuation method utilized by the Company and application of generally accepted accounting principles for stock with limited float.

(b) Modification of Bank Credit Facilities.

On January 2, 2007, the Company and RBC Centura Bank (the “Bank”) entered into an Amended and Restated Loan and Security Agreement of even date, which is filed as Exhibit 10.6 (the “Amended Loan Agreement”). The Amended Loan Agreement restated and amended various agreements between the Company and the Bank including: a Loan Agreement dated March 14, 2005; a Pledge & Security Agreement effective March 15, 2005; a Commercial Security Agreement dated February 10, 2006; and a Business Loan Agreement dated April 24, 2006. The primary purpose of the Amended Loan Agreement was to increase the amount of the Company’s credit facilities to provide for its expanding working capital and other credit needs, including the funding of the Company’s acquisition of substantially all of the business operations of McAleer. Specifically, the Company’s revolving facility was increased from $3.5 million to $5.5 million, and the Company’s equipment facility was increased from $400,000 to $800,000.

The terms of the revolving facility are set forth in the Amended Loan Agreement and evidenced by a Commercial Promissory Note of the Company dated January 2, 2007 in the amount of $5,500,000 (the “Revolving Note”), which is filed as Exhibit 10.7. Borrowings under the revolving credit facility bear interest at one month LIBOR plus 2.5%, payable monthly in arrears beginning February 1, 2007. The facility expires on May 30, 2007, at which time all principal and other amounts are due and payable. The facility may be prepaid in whole or in part at any time without penalty. Upon nonpayment of any payment of interest under the Revolving Note, or the Company’s failure to repay the note at maturity, whether by acceleration or otherwise, interest may be charged at a default rate of 5% plus the pre-default rate of interest otherwise applicable.

Draws under the revolving facility are generally determined pursuant to a “Borrowing Base” equal to 80% of the Company’s “Eligible Accounts.” Eligible Accounts essentially include all of the Company’s trade accounts receivable less than 90-days old. Certain other accounts are excluded from eligibility, including: (i) accounts subject to any security interest or incumbrances ranking in priority to the security interest of the Bank; (ii) accounts due from affiliates; (iii) accounts which have been determined to be of doubtful collectability; and (iv) accounts due from any one of the Company’s customers if such accounts constitute more than 20% of total Eligible Accounts. Total advances under the facility are limited to the lesser of the Borrowing Base or $5.5 million. Advances can be borrowed, repaid and reborrowed under the revolving facility. On January 2, 2007, immediately prior to the parties entering into the Amended Loan Agreement, advances totaling $569,000 were outstanding under the revolving facility. Upon entering into the Amended Loan Agreement, the Company drew down $1,672,836, which was used to fund the McAleer acquisition. Following such advance, borrowings under the revolving facility totaled $2,241,836, with $412,916 available for further advances.

On February 14, 2006, the Company entered into a 42-month term loan totaling $400,000 with the Bank, at a fixed interest rate of 7.5% per annum. The purpose of the loan was to finance capital expenditures long term and improve availability under the revolving facility. The Amended Loan Agreement modified the February 2006 equipment loan, increasing it to $800,000. The loan is now evidenced by a Commercial Promissory Note dated January 2, 2007 of the Company, which is filed as Exhibit 10.8. The equipment note bears interest at 7.85% per annum. Principal and interest is payable in 36 consecutive monthly payments of principal and interest of $25,015 commencing February 1, 2007 and continuing until January 1, 2010, when all amounts under the equipment loan will be due and payable. The note may be prepaid in whole or in part at any time without penalty. Upon nonpayment of any payment of interest under the equipment note, or after maturity of the note whether by acceleration or otherwise, interest accrues at a default rate equal to the pre-default interest rate plus 5%. Payments past due for 15 or more days are also subject to a late charge of up to 4% of the amount of the payment past due. The new equipment note refunded the February 2006 equipment loan balance of $313,954, with an additional $486,046 being advanced at the January 2, 2007 closing. The additional proceeds represented a reimbursement to the Company for capital expenditures incurred during 2006, and were used to help fund the McAleer acquisition.

In the Amended Loan Agreement, the Bank also committed to extend to the Company mortgage financing to be used to refund indebtedness incurred by the Company in the acquisition of real estate in Mobile, Alabama as a part of the McAleer acquisition. The amount of such financing would be limited to the lesser of 90% of the appraised value of the improved real estate or $500,000.

The loans under the revolving credit facility and the equipment facility, as well as all other obligations owed by the Company to the Bank, are secured by a first priority security interest in substantially all of the Company’s assets. Also, the Company is required to comply with certain covenants, including: providing periodic financial statements to the Bank, compliance with SEC reporting requirements, allowing the Bank to inspect its secured assets, the Company maintaining its assets in good operating condition and maintaining sufficient insurance. Also, the Company is required to comply with certain financial covenants. The first financial covenant is a “Debt Service Coverage Ratio,” which is measured at the end each year beginning December 31, 2006. This ratio is calculated by adding certain nonrecurring special items to EBITDA, and then dividing by current maturities of long term debt plus interest expense. For the purposes of the Amended Loan Agreement, “EBITDA” means the total of (i) net income from continuing operations (excluding extraordinary gains or losses), and to the extent deducted in determining net income (ii) interest expense, (iii) income taxes, and (iv) depreciation, depletion and amortization expenses. The Company is required to maintain a Debt Service Coverage Ratio of not less than 1.20 to 1.0. The second financial ratio is Funded Debt to EBITDA, which is also measured annually beginning December 31, 2006. A ratio of not greater than 2.50 to 1 is required. For the purposes of the ratio, “Funded Debt” generally means all obligations for borrowed money or for the deferred purchase price of property, and all capitalized lease obligations.

The Amended Loan Agreement also contains certain restrictive covenants. These include general prohibitions on: (i) disposing of property other than in the ordinary course of business; the Company changing its business; a change in control of the Company; mergers, acquisitions and the creation of new subsidiaries; the creation of new indebtedness; the creation of new incumbrances or liens; investments, other than certain permitted investments in liquid investment grade paper; and the Company making loans, including loans to officers. Also, the Amended Loan Agreement prohibits the Company from making any distributions (including any dividends on its common stock), or making any repurchases or redemptions of its capital stock, except to the extent there is no event of default either before or after any such distribution, repurchase or redemption.

The Bank may accelerate the Company’s obligations under the Amended Loan Agreement and the related Promissory Notes upon an event of default under the Amended Loan Agreement. Events of default generally include the Company failing to make payments of principal or interest when due; defaults under loan covenants, subject to periods during which the Company may cure in certain cases; the Company becoming insolvent or being subject to certain bankruptcy proceedings, subject to certain time periods; and the occurrence of a material adverse change in the Company’s business or financial condition. Upon an acceleration of the Bank’s loans to the Company, the Bank, among other remedies, would have recourse to substantially all of the Company’s assets through its security interest.

The Amended Loan Agreement also memorializes certain previously granted waivers to the requirements of the continuing credit facilities with the Bank. Such waivers from default and the operation of the covenants contained in the Amended Loan Agreement include: waivers permitting the Company to enter into the acquisition of McAleer, including the use of Bank credit facility advances to fund such acquisition and the Company’s incurring mortgage indebtedness to McAleer as a part of the purchase of McAleer’s real estate; and a waiver with respect to any cross-default relating to the Company’s subordinated debt to certain stockholders, which debt is current as to interest but the principal of which was not paid at the May 2006 maturity.

(c) Certain Agreements Relating to the Acquisition of the Business Operations of McAleer Computer Associates, Inc.

In consummating the acquisition of substantially all the assets and the business operations of McAleer Computer Associates, Inc., the Company entered into certain additional agreements with McAleer and its affiliates. These agreements are described in Item 2.01 below. The disclosure concerning the consummation of the Company’s acquisition of the business operations of McAleer in Item 2.01 is hereby incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Consummation of Acquisition of Business Operations of McAleer Computer Associates, Inc.

On January 2, 2007, the Company consummated its previously announced acquisition of the business operations of McAleer Computer Associates, Inc. (“McAleer”). On September 14, 2006, the Company entered into a Letter of Intent with McAleer Computer Associates, Inc. The Letter of Intent and the proposed acquisition were disclosed in the Company’s Form 8-K filed September 20, 2006. On November 27, 2006, the Company entered into an Asset Purchase Agreement for the Acquisition of Assets of McAleer Computer Associates, Inc. by Computer Software Innovations, Inc. with McAleer Computer Associates, Inc. and William J. McAleer (the “Asset Purchase Agreement”). The Company’s entering into the definitive Asset Purchase Agreement was disclosed in a Form 8-K filed with the Commission on December 1, 2006. The Asset Purchase Agreement is filed as Exhibit 10.16 to this Report.

Pursuant to the Asset Purchase Agreement, the Company acquired substantially all of the assets and business operations of McAleer. The assets acquired included real estate; furniture, fixtures and equipment; software rights; hardware; technical information and materials; intellectual property; customer lists and information; goodwill and McAleer’s corporate name; and certain work in progress (collectively, the “Purchased Assets”). The transfer of the Purchased Assets to the Company was further evidenced by a Bill of Sale from McAleer to the Company dated January 2, 2007, which is filed as Exhibit 10.11, as well as an Assignment and Assumption Agreement between the Company and McAleer filed as Exhibit 10.12. The Company assumed no liabilities of McAleer, other than certain leases and obligations of McAleer under ongoing customer contracts.

The total purchase price for the Purchased Assets (the “Purchase Price”) was $4,050,000, of which $3,525,000 was paid in cash at closing. The balance of $525,000 will be paid in twenty quarterly installments of principal in the amount of $26,250, plus interest in arrears at the LIBOR rate, beginning March 31, 2007. The Company’s obligation for the deferred Purchase Price is evidenced by a Promissory Note of the Company dated January 1, 2007 in the amount of $525,000, which is filed as Exhibit 10.14 (the “McAleer Note”). The McAleer Note is secured by first mortgage on the real property of McAleer conveyed in the acquisition, consisting of an office building located in Mobile, Alabama. The real estate transfer was evidenced by a Warranty Deed from McAleer dated January 2, 2007, which is filed as Exhibit 10.13. The mortgage securing the McAleer Note, from Computer Software Innovations, Inc. to BILLYMC, Inc. (formerly known as McAleer Computer Associates, Inc.) dated January 2, 2007 is filed as Exhibit 10.15. Pursuant to the terms of the previous letter of intent and the Asset Purchase Agreement, the Company made a payment of $100,000 as earnest money at the time of signing the letter of intent, which deposit was applied to the Purchase Price at closing.

As provided in the Asset Purchase Agreement, McAleer and William J. McAleer, the former sole shareholder of McAleer (“Mr. McAleer”) entered into a Confidentiality, Noncompetition and Nonsolicitation Agreement dated January 2, 2007, which is filed as Exhibit 10.10. In such agreement, McAleer and Mr. McAleer agreed to generally refrain from disclosing any trade secrets or other confidential information relating to McAleer’s business operations, to refrain from competing for five years within a specified geographic area and for one year to refrain from soliciting or employing any former employees of McAleer. Pursuant to the terms of the agreement, the Company paid to each of McAleer and Mr. McAleer $5,000.

The Company had previously entered into a Consulting Agreement with Mr. McAleer dated December 2, 2006, which is filed as Exhibit 10.9. The agreement was contingent upon the closing of the acquisition, and generally provided for Mr. McAleer to provide consulting services to the Company through 2007 at a rate of $75 an hour. Such agreement may be renewed for an additional term upon the mutual consent of the parties.

The Company funded the acquisition in part with advances under its modified credit facilities with its bank, described in Item 1.01(b). The Company also utilized approximately $1.3 million in cash from McAleer. Pursuant to the Asset Purchase Agreement, service contract revenue with respect to 2007 which was received by McAleer in 2006 prior to the closing, was segregated for the account of the Company.

Under the Asset Purchase Agreement, McAleer agreed that it will pay all of its outstanding liabilities promptly, except for those limited obligations assumed by the Company. The Company has agreed, in general, to indemnify McAleer and Mr. McAleer against loss resulting from any breach of its representation or covenants made in the Asset Purchase Agreement, and any post-closing items not arising from pre-closing circumstances, subject to certain time limitations. McAleer and Mr. McAleer have likewise agreed to indemnify the Company, in general, against any loss resulting from any breach of their representations and covenants made in the Asset Purchase Agreement, and any pre-closing circumstances, subject to certain time and monetary limitations.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

(a) Modification of Bank Credit Facilities

The disclosure contained in Item 1.01(b) above is hereby incorporated herein by reference.

(b) McAleer Acquisition: Mortgage Note

The disclosure contained in Item 1.01(c) above concerning the $525,000 mortgage note delivered by the Company as a part of the consideration for its acquisition of the business operations of McAleer, is hereby incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The amendment, division and restatement of the common stock purchase warrants held by Barron is disclosed in Item 1.01(a), which is incorporated herein by reference. The Company believes that the amendment, restatement and division of such warrants represents merely an amendment and continuation of such securities, and does not involve a sale or other disposition of the warrants. However, to the extent the amendment of the warrants were deemed a sale or disposition of such securities, any such transaction would be exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 3(a)(9) of such act.

Item 3.03 Material Modification to Rights of Security Holders.

Pursuant to the terms of the Amended Loan Agreement, the Company is subject to certain restrictions on its ability to pay any dividends or make any other distribution or payment on account of any redemption, retirement or purchase of any capital stock. Such prohibition is described in Item 1.01(b) above, which disclosure is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements of McAleer Computer Associates, Inc. required under Item 9.01(a) and the pro forma financial information required by Item 9.01(b) of Form 8-K are not contained in this report. The Company anticipates filing such financial information not later than 71 calendar days after the filing of this report.

(c) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

10.1	Warrant Amendment and Exchange Agreement between Computer Software Innovations, Inc. and Barron Partners LP dated December 29, 2006.

10.2	Computer Software Innovations, Inc. Common Stock Purchase Warrant “A-1” between Computer Software Innovations, Inc. and Barron Partners LP, with an original issue date of February 11, 2005 and a reissue date of December 29, 2006.

Exhibit Number	Description

10.3	Computer Software Innovations, Inc. Common Stock Purchase Warrant “A-2” between Computer Software Innovations, Inc. and Barron Partners LP, with an original issue date of February 11, 2005 and a reissue date of December 29, 2006.

10.4	Computer Software Innovations, Inc. Common Stock Purchase Warrant “B-1” between Computer Software Innovations, Inc. and Barron Partners LP, with an original issue date of February 11, 2005 and a reissue date of December 29, 2006.

10.5	Computer Software Innovations, Inc. Common Stock Purchase Warrant “B-2” between Computer Software Innovations, Inc. and Barron Partners LP, with an original issue date of February 11, 2005 and a reissue date of December 29, 2006.

10.6	Amended and Restated Loan and Security Agreement between RBC Centura Bank and Computer Software Innovations, Inc. dated January 2, 2007.

10.7	Commercial Promissory Note in the Amount of $5,500,000 payable by Computer Software Innovations, Inc. to RBC Centura Bank dated January 2, 2007.

10.8	Commercial Promissory Note in the Amount of $800,000 payable by Computer Software Innovations, Inc. to RBC Centura Bank dated January 2, 2007.

10.9	Consulting Agreement between Computer Software Innovations, Inc. and William J. McAleer dated December 2, 2006.

10.10	Confidentiality, Noncompetition and Nonsolicitation Agreement by and among Computer Software Innovations, Inc.; McAleer Computer Associates, Inc.; and William J. McAleer dated January 2, 2007.

10.11	Bill of Sale by McAleer Computer Associates, Inc. in favor of Computer Software Innovations, Inc. dated January 2, 2007.

10.12	Assignment and Assumption Agreement between McAleer Computer Associates, Inc. and Computer Software Innovations, Inc. (executed January 2, 2007).

10.13	Warranty Deed from McAleer Computer Associates, Inc. to Computer Software Innovations dated January 2, 2007.

10.14	Promissory Note in the amount of $525,000 payable by Computer Software Innovations, Inc. to McAleer Computer Associates, Inc. dated January 1, 2007.

10.15	Mortgage granted by Computer Software Innovations, Inc. to BILLYMC, Inc. dated January 2, 2007.

10.16	Asset Purchase Agreement for the Acquisition of Assets of McAleer Computer Associates, Inc. by Computer Software Innovations, Inc. dated November 27, 2006 among Computer Software Innovations, Inc., McAleer Computer Associates, Inc. and William J. McAleer, incorporated by reference to the Company’s Form 8-K filed with the Commission on December 1, 2006.

Forward-Looking and Cautionary Statements

Certain information contained in this report includes forward-looking statements that involve substantial risk and uncertainties. Any statement in this report that is not a statement of an historical fact constitutes a “forward-looking statement.” Among other things, these statements relate to our financial condition, results of operations and business. When used in this report, these forward-looking statements are generally identified by the words or phrases “may,” “expect,” “anticipate,” “plan,” “believe,” “seek,” “estimate,” “project” or words of similar import.

These forward-looking statements are not guarantees of future performance. These statements are based on management’s expectations that involve a number of business risks, uncertainties and other factors that may cause the actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date that we make them. For more information on factors that could affect expectations, see the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005, and other reports from time to time filed with or furnished to the Securities and Exchange Commission. This report speaks only as of its date, and the Company disclaims any duty to update the information herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER SOFTWARE INNOVATIONS, INC.

By:	/s/ Nancy K. Hedrick
Name:	Nancy K. Hedrick
Title:	President and CEO

Dated: January 5, 2007

EXHIBIT INDEX

Exhibit Number	Description

10.1	Warrant Amendment and Exchange Agreement between Computer Software Innovations, Inc. and Barron Partners LP dated December 29, 2006.

10.2	Computer Software Innovations, Inc. Common Stock Purchase Warrant “A-1” between Computer Software Innovations, Inc. and Barron Partners LP, with an original issue date of February 11, 2005 and a reissue date of December 29, 2006.

10.3	Computer Software Innovations, Inc. Common Stock Purchase Warrant “A-2” between Computer Software Innovations, Inc. and Barron Partners LP, with an original issue date of February 11, 2005 and a reissue date of December 29, 2006.

10.4	Computer Software Innovations, Inc. Common Stock Purchase Warrant “B-1” between Computer Software Innovations, Inc. and Barron Partners LP, with an original issue date of February 11, 2005 and a reissue date of December 29, 2006.

10.5	Computer Software Innovations, Inc. Common Stock Purchase Warrant “B-2” between Computer Software Innovations, Inc. and Barron Partners LP, with an original issue date of February 11, 2005 and a reissue date of December 29, 2006.

10.6	Amended and Restated Loan and Security Agreement between RBC Centura Bank and Computer Software Innovations, Inc. dated January 2, 2007.

10.7	Commercial Promissory Note in the Amount of $5,500,000 payable by Computer Software Innovations, Inc. to RBC Centura Bank dated January 2, 2007.

10.8	Commercial Promissory Note in the Amount of $800,000 payable by Computer Software Innovations, Inc. to RBC Centura Bank dated January 2, 2007.

10.9	Consulting Agreement between Computer Software Innovations, Inc. and William J. McAleer dated December 2, 2006.

10.10	Confidentiality, Noncompetition and Nonsolicitation Agreement by and among Computer Software Innovations, Inc.; McAleer Computer Associates, Inc.; and William J. McAleer dated January 2, 2007.

10.11	Bill of Sale by McAleer Computer Associates, Inc. in favor of Computer Software Innovations, Inc. dated January 2, 2007.

10.12	Assignment and Assumption Agreement between McAleer Computer Associates, Inc. and Computer Software Innovations, Inc. (executed January 2, 2007).

10.13	Warranty Deed from McAleer Computer Associates, Inc. to Computer Software Innovations dated January 2, 2007.

10.14	Promissory Note in the amount of $525,000 payable by Computer Software Innovations, Inc. to McAleer Computer Associates, Inc. dated January 1, 2007.

10.15	Mortgage granted by Computer Software Innovations, Inc. to BILLYMC, Inc. dated January 2, 2007.

10.16	Asset Purchase Agreement for the Acquisition of Assets of McAleer Computer Associates, Inc. by Computer Software Innovations, Inc. dated November 27, 2006 among Computer Software Innovations, Inc., McAleer Computer Associates, Inc. and William J. McAleer, incorporated by reference to the Company’s Form 8-K filed with the Commission on December 1, 2006.